Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated October 22, 2020, relating to the financial statements of Viant Technology LLC. We also consent to the reference to us under the heading ‘‘Experts’’ in such Registration Statement.

/s/ Deloitte & Touche LLP
Costa Mesa, California
January 15, 2021